UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2007

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-9700

Delaware	94-3025021
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

120 Kearny Street, San Francisco, CA 94108

(Address of principal executive offices, including zip code)

(415) 636-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 11, 2007, The Charles Schwab Corporation (the “Company”) agreed to sell $250,000,000 aggregate principal amount of 6.375% Senior Medium-Term Notes due 2017 (the “Notes”) pursuant to a Terms Agreement, dated September 11, 2007, among the Company, UBS Securities LLC and J.P. Morgan Securities Inc., and a Distribution Agreement, dated May 19, 2000, as amended, among the Company, Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Credit Suisse First Boston Corporation, Charles Schwab & Co., Inc., UBS Securities LLC and J.P. Morgan Securities Inc. The Notes will be issued under a Senior Indenture between the Company and The Bank of New York Trust Company, N.A. (as successor in interest to The Chase Manhattan Bank (formerly Chemical Bank)), as trustee, dated as of July 15, 1993, as supplemented by the First Supplemental Indenture dated as of June 29, 1999. The offering of the Notes (the “Offering”) is being made pursuant to a Prospectus and Prospectus Supplement, both dated May 19, 2000, and a Pricing Supplement dated September 11, 2007, filed pursuant to the Company’s shelf Registration Statement on Form S–3 (File No. 333-36410). The sale of the Notes is expected to close on September 14, 2007.

In connection with the Offering, the Company is filing the Terms Agreement as Exhibit 1.4 to this Current Report on Form 8-K. The Company previously filed the Distribution Agreement as Exhibit 1.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.4	Terms Agreement dated September 11, 2007, among The Charles Schwab Corporation, UBS Securities LLC and J.P. Morgan Securities Inc.

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Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: September 13, 2007	By:	/s/ Joseph R. Martinetto
Joseph R. Martinetto
Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
1.4	Terms Agreement dated September 11, 2007 by and among The Charles Schwab Corporation, UBS Securities LLC and J.P. Morgan Securities Inc.

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